EXHIBIT 99.2
                                                      FORM 8-K


                               PRESS RELEASE

                        BUCYRUS INTERNATIONAL, INC.
                              (NASDAQ:  BCYR)
                           FOR IMMEDIATE RELEASE


                   BUCYRUS INTERNATIONAL, INC. ANNOUNCES
                  PURCHASE OF MARION POWER SHOVEL COMPANY
                 FROM GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


   South Milwaukee, Wisconsin, July 23, 1997... Bucyrus International, Inc. ("Bucyrus") and Global Industrial Technologies, Inc. ("Global") today announced that they have entered into a definitive agreement for Global to sell the assets of The Marion Power Shovel Company ("Marion") to Bucyrus for $40.1 million. Global had previously announced that the sale of Marion would complete its exit from the mining equipment business. Closing is subject to final FTC approval, which the parties hope to receive shortly.

   Bucyrus will continue to provide new equipment and the related parts and service for the worldwide surface mining industry. The combined businesses will provide improved and cost effective parts and support services to the worldwide customer base.

   Bucyrus International, Inc. is a leading manufacturer of surface mining equipment.




Contact: Daniel J. Smoke, Vice President and Chief Financial Officer, 414-768-5371, or Craig R. Mackus, Secretary and Controller, 414-768-4267.